Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

by and between

MF GLOBAL LTD.,

and

J.C. Flowers II L.P.

Dated as of •, 2008

TABLE OF CONTENTS

Page
Section 1.	Certain Definitions.	- 1 -

Section 2.	Right to Request Registration.	- 5 -

Section 3.	Demand Registration.	- 5 -

Section 4.	Piggyback Registrations.	- 7 -

Section 5.	S-3 Shelf Registration.	- 8 -

Section 6.	Suspension Periods; Blackout Periods.	- 10 -

Section 7.	Holdback Agreements.	- 11 -

Section 8.	Registration Procedures.	- 12 -

Section 9.	Registration Expenses.	- 16 -

Section 10.	Indemnification.	- 17 -

Section 11.	Securities Act Restrictions.	- 19 -

Section 12.	Transfers of Rights.	- 19 -

Section 13.	Miscellaneous.	- 20 -

- i -

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of •, 2008, by and between MF Global Ltd., a company incorporated in Bermuda (the “Company”), and J.C. Flowers II L.P. (the “Investor”).

WHEREAS, the Company and the Investor are parties to an Investment Agreement, dated May 20, 2008 pursuant to which the Investor is purchasing Preferred Shares from the Company;

WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for the Investor as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). Without limiting the foregoing, a Person shall be deemed to be the beneficial owner of all Registrable Shares owned of record by any majority-owned subsidiary of such Person.

“Common Shares” means any of the common shares, par value $1.00 per share, issued by the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Demand Registration” has the meaning set forth in Section 2.

“Demand Registration Statement” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holdback Agreement” has the meaning set forth in Section 7.

“Holdback Period” has the meaning set forth in Section 7.

“Investment Agreement” means the agreement specified in the first Recital hereto, as such agreement may be amended from time to time.

“Investor” means the Person named as such in the first paragraph of this Agreement until such time as any transferee of Registrable Shares succeeds to the rights and obligations of the Investor hereunder in accordance with Section 13, whereupon the “Investor” shall mean such successor transferee.

“Investor’s Counsel” has the meaning set forth in Section 8(a)(i).

“Investor Representative” has the meaning set forth in the Investment Agreement.

“Man Group” means Man Group plc or Man Group U.K. Ltd.

“Man Group Registration Rights Agreement” means the Registration Rights Agreement by and between the Company, Man Group plc and Man Group U.K. Ltd. dated as of July 18, 2007.

“Minimum Amount” means $100,000,000, or, provided that such amount represents all Registrable Shares held by the Investor, $50,000,000.

“Other Holdback Parties” has the meaning set forth in Section 7.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Preferred Shares” means any of the 6% Cumulative Convertible Preferred Shares, Series A of the Company having a par value of $1.00 per share.

“Purchased Securities” has the meaning set forth in the Investment Agreement.

“Registrable Shares” means, at any time, (i) the Purchased Securities held of record by the Investor as of the date hereof, (ii) Common Shares issued after the date hereof by the Company upon conversion of the Purchased Securities specified in clause (i) pursuant to the terms thereof and (iii) any securities issued by the Company after the date hereof in respect of the Shares referred to in clauses (i) and (ii) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but excluding (iv) any and all such Preferred Shares, Common Shares and other securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale (which shall be not deemed to occur if the Investor owns more than 10% of the issued and outstanding Common Shares or any Investor Representative has served as a member of the Company’s board of directors during the past three months), (d) are not outstanding or (e) have been transferred in violation of Section 10 hereof or the provisions of the Investment Agreement or to a Person that does not become an Investor pursuant to Section 12 hereof (or any combination of clauses (a), (b), (c), (d) and (e)). The term “Registrable Preferred Shares” shall mean Preferred Shares that are also Registrable Shares. It is understood and agreed that, once a security of the kind described in clause (i), (ii) or (iii) above becomes a security of the kind described in clause (iv) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 9(a).

“Registration Request” has the meaning set forth in Section 2.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post- effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“S-3 Shelf Registration” has the meaning set forth in Section 2.

“S-3 Shelf Registration Statement” has the meaning set forth in Section 5(a).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933.

“Shares” means any of the Preferred Shares and Common Shares. If at any time Registrable Shares include securities of the Company other than Preferred Shares and Common Shares, then, when referring to Shares other than Registrable Shares, “Shares” shall include the class or classes of such other securities of the Company.

“Shelf Takedown” has the meaning set forth in Section 5(b).

“Start Date” means the first anniversary of the date of this Agreement.

“Suspension Period” has the meaning set forth in Section 6.

“Termination Date” means the earlier of (i) the first date on which there are no Registrable Shares or there is no Investor or (ii) the date ten years after the Start Date; provided that, in the case of clause (ii), such ten year period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 5 during such period (as it may be so extended) and by the number of days in any Third Party Holdback Period commenced during such period (as it may be so extended).

“Third Party Holdback Period” means any Holdback Period imposed on the Investor pursuant to Section 6 in respect of an underwritten offering of Shares in which (i) the Investor was not permitted to participate or (ii) the Investor’s participation was reduced pursuant to Section 4(b) or Section 4(c).

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;

(v) references to “business day” mean a business day in The City of New York; and

(vi) references to “dollars” and “$” mean U.S. dollars.

Section 2. Right to Request Registration. Subject to the provisions hereof, at any time and from time to time following the Start Date and prior to the Termination Date, the Investor shall be entitled to request in writing (a “Registration Request”) (a) that the Company file a Registration Statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Shares designated by the Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Shelf Registration”), provided that the Company is then eligible to use Form S-3 and provided, further, that the Investor may make such request on no more than two occasions (subject to the following sentence) or (b) that the Company file effect the registration under the Securities Act of all or any part of the Registrable Shares by means other than an S-3 Shelf Registration (a “Demand Registration”), provided, that the Investor may make such request no more than once per calendar year (subject to the following sentence). A Registration Request shall not count for purposes of the limitations in this Section 2 if (i) the Investor determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (ii) the Registration Statement relating to such request does not become effective within 180 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of the Investor having refused to proceed) and the Investor withdraws such request prior to such Registration Statement becoming effective, (iii) prior to the sale of at least 90% of the Registrable Shares included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty days of the date of such order, (iv) more than 10% of the Registrable Shares requested by the Investor to be included in the registration are not so included pursuant to Section 2(b) (or Section 4(b), as applicable) or (v) in the case of an underwritten offering, the conditions to closing specified in the related underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied or waived (other than as a result of a material default or breach thereunder by the Investor).

Section 3. Demand Registration.

(a) Right to Demand Registrations. Upon receipt of a Registration Request for a Demand Registration, in accordance with the terms of this Agreement, the Company shall use its reasonable best efforts to file as soon as practicable (and in any event within 45 days) a Registration Statement registering for resale such number of Registrable Shares as requested in such Registration Request (a “Demand Registration Statement”) and to cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Demand Registration Statement shall be one that is automatically effective upon filing. The Investor shall be entitled to request one underwritten offering pursuant to a Demand Registration, but only if the number of Registrable Shares to be sold in the offering would yield gross proceeds to the Investor of at least the Minimum Amount (based on then-current market prices). If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to lead the offering subject to the prior written consent, not to be unreasonably withheld, of the Investor.

(b) Priority on Demand Registrations. The Company may include Shares other than Registrable Shares in a Demand Registration for any accounts on the terms provided below, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Investor that in their reasonable opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration only such number of Shares that in the reasonable opinion of such underwriters can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), which Shares will be so included in the following order of priority: (i) first, the number of Registrable Shares that the Investor proposes to sell and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor, the amount of Shares to be sold shall be allocated to the Investor.

(c) Restrictions on Demand Registrations. The Investor shall not be entitled to request a Demand Registration (i) within 60 days after the effective date of a Piggyback Registration, (ii) within 60 days of the pricing of any underwritten offering pursuant to a Demand Registration or an S-3 Shelf Registration or (iii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 5, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected. The right to request a Demand Registration may be exercised no more than once per calendar year, regardless of the number of transferees pursuant to Section 12.

(d) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective with the SEC for a period equal to 60 days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the Investor pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 5 before such 60 days end and before all of the Registrable Shares covered by such Demand Registration have been sold pursuant thereto, the Investor shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement.

Section 4. Piggyback Registrations.

(a) Right to Piggyback.

Whenever on or after the Start Date and prior to the Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from the Investor within 10 days after the Investor’s receipt of the Company’s notice (provided, without the consent of Man Group, in any registration initiated by Man Group pursuant to the Man Group Registration Rights Agreement, that only Registrable Shares of the same class or classes as the Shares being registered may be included and provided further that if the class or classes of Shares being registered in such Piggyback Offering are Common Shares, such Investor request may be contingent upon the Investor’s conversion of Registrable Preferred Shares into such Common Shares being registered and, in such event, the Company will reasonably cooperate with the Investor to coordinate such a conversion with the relevant offering). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration) that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering only such number of Shares that in the opinion of such underwriters can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), which Shares will be so included in the following order of priority: (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by holders of Shares, including the Investor (if the

Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration and offering only such number of Shares that in the opinion of such underwriters can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), which Shares will be so included in the following order of priority: (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by other holders of Shares including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration) and (iii) third, the number of Shares that the Company proposes to sell, pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations. The Investor may not sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Shares on the basis provided in the underwriting or other distribution arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 5. S-3 Shelf Registration.

(a) Right to S-3 Shelf Registration. A Registration Request for an S-3 Shelf Registration may not be made (i) within 60 days after the effective date of a Demand Registration or Piggyback Registration, (ii) within 60 days of the pricing of any underwritten offering pursuant to a Demand Registration or an S-3 Shelf Registration or (iii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement. Upon receipt of a Registration Request for a S-3 Shelf Registration, the Company, in accordance with the provisions of this Agreement, shall use its reasonable best efforts to file as soon as practicable (and in any event within 30 days) a Registration Statement (or any amendment or supplement thereto) covering the number of shares of Registrable Shares specified in such request under the Securities Act on Form S-3 (an “S-3 Shelf Registration

Statement”) for public sale in accordance with the method of disposition specified in such request and to cause such S-3 Shelf Registration Statement to become effective as soon as practical thereafter. If permitted under the Securities Act, each such Registration Statement shall be one that is automatically effective upon filing. The right to request an S-3 Shelf Registration may be exercised no more than twice in the aggregate, regardless of the number of Persons who may become an transferee pursuant to Section 12.

(b) Right to Effect Shelf Takedowns. The Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to sell such Registrable Shares as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than three (3) business days’ prior written notice to the Company (if such takedown is to be underwritten). The Investor shall be entitled to request that a Shelf Takedown shall be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Shares included in each such underwritten Shelf Takedown would yield gross proceeds to the Investor of at least the Minimum Amount, and provided further that the Investor shall not be entitled to request any underwritten Shelf Takedown (i) within 60 days after the Investor has sold Shares in an underwritten offering effected pursuant to a Demand Registration and Piggyback Registration or S-3 Shelf Registration, (ii) within 60 days after the effective date of any Piggyback Registration, or (iii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement. The Investor shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Priority on Underwritten Shelf Takedowns. The Company may include Shares other than Registrable Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the Investor that in their opinion the number of Shares proposed to be included in the underwritten Shelf Takedown exceeds the number of Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown only such number of Shares that in the opinion of such underwriters can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), which Shares will be so included in the following order of priority: (i) first, the number of Shares that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Registrable Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Shares to be so sold shall be allocated to the Investor. The provisions of this paragraph (c) apply only to a Shelf Takedown that the Investor has requested be an underwritten offering.

(d) Selection of Underwriters. If any of the Registrable Shares are to be sold in an underwritten Shelf Takedown initiated by the Investor, the Company shall have the right to select the managing underwriter or underwriters to lead the offering subject to the prior written consent, not to be unreasonably withheld, of the Investor.

(e) Effective Period of S-3 Shelf Registrations. The Company shall use reasonable best efforts to keep any S-3 Shelf Registration Statement effective for a period of no less than six months after the effective date of such registration statement, provided that such six month period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 6 during such period (as it may be so extended) and by the number of days in any Third Party Holdback Period commenced during such period (as it may be so extended). Notwithstanding the foregoing, the Company shall not be obligated to keep any such registration statement effective, or to permit Registrable Shares to be registered, offered or sold thereunder, at any time on or after the Termination Date.

Section 6. Suspension Periods; Blackout Periods.

(a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Shares pursuant to a Demand Registration or an S-3 Shelf Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the board of directors of the Company determines in good faith (x) that such delay would enable the Company to avoid disclosure of material information, the disclosure of which at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 6 is herein called a “Suspension Period”. In no event shall there be more than two Suspension Periods during any rolling period of 365 days, and the number of days covered by any one or more Suspension Periods shall not exceed 180 days in the aggregate during any rolling period of 365 days. If pursuant to this Section 6 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by the Investor, the Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 5. The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 6), but shall not be obligated under this Agreement to disclose the reasons therefor. The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period.

(b) Blackout Periods. At any time when an Investor Representative is a member of the Company’s board of directors (or the Investor designates an observer to attend board meetings), unless the Company otherwise permits by notice in writing to the Investor, the

Investor shall not make any offers or sales of Registrable Shares during the period from and including the fifteenth day of the third month of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter, provided that the trading window applicable to the Company’s senior management under the Company’s trading policies then in effect is not open any time during such period.

(c) Other Lockups. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to take any action hereunder that would violate any lockup or similar restriction binding on the Company in connection with a prior or pending registration or underwritten offering.

(d) Investment Agreement Restrictions. Nothing in this Agreement shall affect the restrictions on transfers of Shares and other provisions of the Investment Agreement, which shall apply independently hereof in accordance with the terms thereof.

Section 7. Holdback Agreements.

The restrictions in this Section 6 shall apply for as long as the Investor is the beneficial owner of any Registrable Shares or any Shares that were but have ceased to be Registrable Shares. If the Company sells Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (whether or not the Investor is given an opportunity to participate), or if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration and the Investor is given an opportunity to participate in the offering, and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Investor) that a public sale or distribution of Shares outside such offering would materially adversely affect such offering, then, if requested by the Company, the Investor shall agree, as contemplated in this Section 7, not to (and to cause its majority-controlled Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Shares or former Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such Shares) for a period (each such period, a “Holdback Period”) beginning on the 10 th day before the pricing date for the underwritten offering and extending through the earlier of (i) the 90th day after such pricing date and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Investor, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, the Investor shall not be obligated to make a Holdback Agreement unless the Company, each selling shareholder in such offering and all of the Company’s officers and directors (collectively, “Other Holdback Parties”) also execute agreements substantially similar to such Holdback Agreement. Each Holdback Agreement shall provide that the Investor shall be released from its obligations thereunder if and when any of the Other Holdback Parties is released (in whole or in part) from the prohibition on offers and sales of Shares in its holdback agreement relating to the same offering (other than a release of an individual that is due to a personal hardship and affects only a small number of Shares), and the Company shall promptly notify the Investor of any such release. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise), (ii) transfers in accordance with Section 11 and Section 12, if the transferee also agrees in writing with the Company to be bound by such Holdback Agreement, or (iii) any Shares included in the underwritten offering giving rise to the application of this Section 7. A Holdback Agreement shall prohibit the Investor and its majority-controlled Affiliates from entering into any hedging or similar arrangement in respect of Shares.

Section 8. Registration Procedures.

(a) Whenever the Investor requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Investor and the underwriters or other distributors, if any, identified by the Investor copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and one set of the exhibits incorporated by reference, and the Investor and a single counsel selected by the Investor (“Investor’s Counsel”) shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and the Investor shall have the opportunity to object to any information pertaining to the Investor that is contained therein and the Company will make the corrections reasonably requested by the Investor with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) furnish to the Investor and each managing underwriter, if any, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Investor may reasonably request in order to facilitate the disposition of the Registrable Shares of the Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);

(vi) notify the Investor and each distributor of such Registrable Shares identified by the Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) in the case of an underwritten offering in which the Investor participates pursuant to a Demand Registration, Piggyback Registration or an S-3 Shelf Registration, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind, and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(viii) in the case of an underwritten offering in which the Investor participates pursuant to a Demand Registration, Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make reasonably available, for inspection by the Investor, Investor’s Counsel, the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by the Investor or such managing underwriters or attorney in connection with such offering (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary “cold comfort” letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 12;

(xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 12(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify the Investor and the managing underwriters of any underwritten offering, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Investor;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

keep Investor’s Counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder.

For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 7(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Investor) the number of Registrable Shares to be sold in the offering would yield gross proceeds to the Investor of at least the Minimum Amount. Notwithstanding any provision of this Agreement, the Company shall not be obligated to prepare for inclusion in any Registration Statement any audited financial statements for any period other than a fiscal year of the Company beginning on or after April 1, 2005 or any unaudited financial statements for any period other than a first, second or third fiscal quarter of any such fiscal year.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investor or any underwriter or other distributor specifically for use therein.

(c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Common Shares under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Investor to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act.

(d) The Company may require the Investor and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company any other information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request.

(e) The Investor agrees by having its stock treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 8(a)(vi), the Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a)(vi), and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Investor nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, Section 5 or Section 8 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to continue to use reasonable best efforts to remedy such failure.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 8 at any time on or after the Termination Date, unless an underwritten offering in which the Investor participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 8 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).

Section 9. Registration Expenses.

(a) All expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not such registration or prospectus becomes effective or final) or otherwise incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, together with the reasonable documented fees and expenses of the Investor’s Counsel, up to an amount not to exceed $100,000 for each underwritten offering pursuant to Section 3(a) or Section 5(b), but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares and shall pay all fees and expenses of any counsel (and any other advisers) representing the Investor (other than the fees and expenses specified above).

(b) The obligation of the Company to bear the expenses described in Section 9(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Investor (unless withdrawn following commencement of a Suspension Period pursuant to Section 6) shall be borne by the Investor.

Section 10. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investor expressly for use therein. In connection with an underwritten offering in which the Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor; provided, however, that this sentence shall apply only if (based on the current market prices immediately prior thereto) the number of Registrable Shares to be sold in the offering would yield gross proceeds to the Investor of at least the Minimum Amount (or if the Company otherwise approves the offering for purposes of this Section 9).

(b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Investor expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one). Failure to give prompt written notice shall not release the indemnifying Person from its obligations hereunder. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Shares made before the Termination Date or during the period following the Termination Date referred to in Section 8(h).

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Investor be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10(a) or Section 10(b) hereof had been available under the circumstances.

Section 11. Securities Act Restrictions.

The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such transfer and the Company may require the Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement (and the Investment Agreement), until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares. Subject to the provisions of this Section 10, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Shares.

Section 12. Transfers of Rights. If the Investor transfers the Registrable Shares it owns to a third party, such party shall succeed to the rights and obligations of the Investor under this Agreement with respect to such Registrable Shares, but only if (i) the Investor transfers an amount of Registrable Shares to such party that represents, or if converted into Common Shares would represent, at least 10% of the then issued and outstanding Common Shares, (ii) the transfer complies with Section 10 of this Agreement and the Investment Agreement and (iii) such party signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company) that it has succeeded to the Investor as a party to this Agreement and has assumed the rights and obligations of the Investor hereunder. Each such transfer shall be effective when (but only when) the transferred securities are registered in the name of the transferee and the transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the transferee shall automatically become and have the rights and obligations of an Investor with respect to the Registrable Shares so transferred and the transferor shall automatically cease to be and to have the rights and obligations of an Investor with respect to any and all Shares (including the transferred Registrable Shares), provided that the rights and obligations of the transferor arising under Section 10 or otherwise hereunder with respect to periods and matters existing before such cessation shall survive such cessation. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Investment Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 13. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed (postage prepaid) by registered or certified mail or sent by e-mail or facsimile transmission (with telephone confirmation promptly thereafter),

If to the Company:

MF Global Ltd.

717 Fifth Avenue

New York, New York 10022

Attention:	General Counsel
Facsimile:	(212) 589-6236
E-mail:	hschneider@mfglobal.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:	David B. Harms
Facsimile:	(212) 558-3588
E-mail:	harmsd@sullcrom.com

If to the Investor:

J.C. Flowers II L.P.

c/o J.C. Flowers & Co. LLC

717 5th Avenue, 26th Floor

New York, New York 10022

Attention:

Facsimile:

E-mail:

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:	Gregory V. Gooding, Esq.
Facsimile:	(212) 521-7870
E-mail:	ggooding@debevoise.com

or at such other address as any such party hereto may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or by mail or, in the case of e-mail or facsimile delivery, upon receipt of e-mail or facsimile confirmation of delivery and telephonic confirmation.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that there are no intended third party beneficiaries hereof (except as specified in Section 10 hereof).

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the Borough of Manhattan in The City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. (i) Except as provided in clause (ii) below, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Investor.

(ii) If the Company at any time after the date of this Agreement grants to any other holders of its securities any rights to request or cause the Company to effect the registration under the Securities Act or offering or sale of any such securities on any terms materially more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, upon the request of the Investor, be deemed amended or supplemented to the extent necessary to provide the Investor such more favorable rights and benefits.

[Execution Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

MF GLOBAL LTD.

By:
Name:
Title:

J.C. FLOWERS II L.P.

By: JCF Associates II L.P., its General Partner

By: JCF Associates II Ltd., its General Partner

By:
Name:
Title: